UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 27, 2006

AMDL, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-27689	33-0413161
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California		92780
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-505-4461

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 28, 2006, pursuant to the closing of the Stock Purchase and Sale Agreement dated as of May 12, 2006, as amended (the "Stock Purchase Agreement") by and among AMDL, INC. ("AMDL"), Jade Capital Group Limited, a British Virgin Islands corporation ("JCGL") and JCGL’s shareholders, AMDL acquired Jade Pharmaceutical Inc., a British Virgin Islands corporation ("JPI") and JPI’s two China-based subsidiaries, Yiqiao Bi-Chemical Pharmacy Company Limited ("YYB") and Jiangxi ZieZhong Bio-Chemical Pharmacy Company Limited ("JJB"). As a result of the closing, JCGL and its shareholders and designees received an aggregate of 2,743,000 shares of AMDL post-reverse split shares common stock (13,715,000 pre-reverse split shares). The business and assets of YYB and JJB consist primarily of its pharmaceutical manufacturing facilities, inventories of raw material and finished goods. YYB is located in Tuman City, Jilin Province, People’s Republic of China and JJB is located in Shangrao, Jian Province, People’s Republic of China. Together, YYB and JJB have over 130 licenses to produce pharmaceuticals in China. The unaudited proforma combined financial statements for AMDL and JPI at June 30, 2006 and for the year ended December 31, 2005, and the six months ended June 30, 2006 are included in Item 9.01(a) below.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 2.01 above. No underwriter or broker was involved in the transaction represented by the Stock Purchase Agreement.

Item 3.03 Material Modifications to Rights of Security Holders.

Effective 12:01 a.m. on September 28, 2006, the outstanding shares of AMDL’s common stock were reverse split on a one-for-five basis. See Item 5.03 below.

Item 5.01 Changes in Control of Registrant.

See Item 2.01 above. Accordingly, JCGL and its affiliates own more than five percent (5%) of the outstanding shares of common stock of AMDL. In addition, as a condition to the closing of the Stock Purchase Agreement, (Henry) Minghui Jia was appointed as a director of AMDL, effective as of the closing

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the meeting of stockholders on September 8, 2006, our stockholders approved three proposals to amend the Certificate of Incorporation. On September 27, 2006, a Certificate of Amendment to AMDL’s Certificate of Incorporation was filed with the Delaware Secretary of State, which:
(i) Increased the number of authorized shares of common stock from 50,000,000 to 100,000,000 shares;
(ii) Increased the number of authorized shares of preferred stock from 10,000,000 to 25,000,000; and
(iii) Effective 12:01 a.m. on September 28, 2006, reverse split the outstanding shares of common stock on a one-for-five basis.

Item 7.01 Regulation FD Disclosure.

On September 28, 2006, we issued a press release announcing the closing of the Stock Purchase Agreement. A copy of the press release containing such announcement is furnished herewith as Exhibit 99.4 and incorporated by this reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.
The unaudited JPI Consolidated Balance Sheet dated June 30, 2006, the unaudited Consolidated Statements of Income and Comprehensive Income for the six months ended June 30, 2006 and 2005, and the unaudited Consolidated Statements of Cash Flows for the six months ended June 30, 2006 and 2005 are attached hereto collectively as Exhibit 99.1. The audited consolidated balance sheet of JPI for the year ended December 31, 2005 and the related statements of income and comprehensive income, stockholder's equity and cash flows are incorporated herein by reference (from Exhibit 99.1 of AMDL's Form 8-K filed May 17, 2006) as Exhibit 99.2 hereto.
(b) Proforma Financial Information.
The proforma financial information for AMDL and JPI as of June 30, 2006 and the year ended December 31, 2005, and the six months ended June 30, 2006 required by Regulation S-X is attached as Exhibit 99.3.
(c) Exhibits.
99.4 Press release, dated September 28, 2006, announcing the closing of the Stock Purchase Agreement (furnished pursuant to Item 7.01.)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMDL, Inc.

December 20, 2006	By:	Akio Ariura

Name: Akio Ariura
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	06.30.06 JPI Financials
99.3	Pro Forma Financial Statements
99.4	Press Release dated September 28, 2006